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                                                                     Exhibit 4.5


                          SECOND SUPPLEMENTAL INDENTURE

         Second Supplemental Indenture (this "Second Supplemental Indenture"), dated as of December 20, 2002, among SKF Foods, Inc., a Delaware corporation (the "Issuer"), Mike Mac IHC, Inc., a Delaware corporation, Star-Kist Samoa, Inc., a California corporation, Star-Kist Mauritius, Inc., a Delaware corporation and Marine Trading (Pacific), Inc, a Delaware corporation (each a subsidiary of the Issuer, and referred to herein as a "Guaranteeing Subsidiary," and collectively, the "Guaranteeing Subsidiaries") and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the "Trustee") under the indenture referred to below.

                               W I T N E S S E T H

         WHEREAS, Del Monte Corporation, a New York corporation (the "Original Issuer") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 15, 2001 providing for the issuance of 9-1/4% Senior Subordinated Notes due 2011 (the "Notes");

         WHEREAS, each of H. J. Heinz Company, a Pennsylvania corporation, the Issuer, Del Monte Foods Company, a Delaware corporation ("DMFC"), and the Original Issuer, a wholly owned subsidiary of DMFC, entered into a Merger Agreement dated as of June 12, 2002, providing for the merger of the Original Issuer into the Issuer;

         WHEREAS, pursuant to Section 5.01(a)(1) of the Indenture the Issuer has executed and delivered to the Trustee a First Supplemental Indenture providing for the express assumption by the Issuer of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Original Issuer to be performed or observed thereunder or pursuant thereto;

         WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances subsidiaries of the Issuer shall guarantee the payment of the Notes on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture without notice to or consent of any Holder.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


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         2.1      Guarantee. Each Guaranteeing Subsidiary hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns on behalf of such Holder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and, to the extent lawful, interest on the overdue principal of and interest on the Notes and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guaranteeing Subsidiary hereby agrees that, subject to the provisions of the immediately following paragraph, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and in this Subsidiary Guarantee. If any Noteholder, the Trustee or any Paying Agent is required by any court or otherwise to return to the Issuer, Holdings, any Guaranteeing
Subsidiary or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, Holdings or any Guaranteeing Subsidiary, any amount paid by the Issuer, Holdings or any Guaranteeing Subsidiary to the Trustee or such Paying Agent or Noteholder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of this Subsidiary Guarantee.

         2.2 Subordination of Guarantee. The obligations of each Guaranteeing Subsidiary to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to this Subsidiary Guarantee and the Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guaranteeing Subsidiary, to the extent and in the manner provided in Article Twelve of the Indenture. Article Twelve of the Indenture is hereby incorporated herein by reference with such modifications thereto as are necessary to reflect the fact that for the purposes of this Second Supplemental Indenture only it shall apply to each Guaranteeing Subsidiary and to each Subsidiary Guarantee to the same extent and in the same manner as it applies to Holdings and to the Guarantee of Holdings contained in Article Eleven of the Indenture; provided that, nothing contained in this Second Supplemental Indenture

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shall affect the provisions of Article Ten or Article Twelve of the Indenture as
set forth therein, or its applicability to Holdings and to the Guarantee of Holdings contained in Article Eleven of the Indenture.

         2.3 Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.4 Release of Subsidiary Guarantees. Notwithstanding anything else contained herein, each such Subsidiary Guarantee shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

         (i) the unconditional release of such Guaranteeing Subsidiary from its liability in respect of the Indebtedness in connection with which such Subsidiary Guarantee was executed and delivered pursuant to the Indenture; or

         (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Issuer, of all of the Issuer's Capital Stock in, or all or substantially all of the assets of, such Guaranteeing Subsidiary; provided that

                  (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture, and

                  (b) such assumption, guarantee or other liability of such Guaranteeing Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

         2.5 Waiver of Subrogation. Until payment in full is made of the Notes and all other obligations of the Issuer to the Holders or the Trustee on behalf of the Holders hereunder and under the Notes, each Guaranteeing Subsidiary hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guaranteeing Subsidiary's obligations under its Subsidiary Guarantee, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guaranteeing Subsidiary in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guaranteeing Subsidiary for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each such Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and by this Second Supplemental Indenture and that the waiver set forth in this Section 2.5 is knowingly made in contemplation of such benefits.


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         2.6      Waiver of Stay, Extension or Usury Laws. Each Guaranteeing
Subsidiary covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guaranteeing Subsidiary from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture; and (to the extent that it may lawfully do so) each Guaranteeing Subsidiary hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         3. Limitations on Subsidiary Guarantees. Notwithstanding anything else contained herein, each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Guaranteeing Subsidiary without rendering such Subsidiary Guarantee, as it relates to such Guaranteeing Subsidiary, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally.

         4. NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE.

         5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                             Signature Page Follows


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                       SKF FOODS, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       MIKE MAC IHC, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       STAR-KIST SAMOA, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       STAR-KIST MAURITIUS, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       MARINE TRADING (PACIFIC), INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       DEUTSCHE BANK TRUST COMPANY AMERICAS

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                 Signature Page to Second Supplemental Indenture